UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023 (May 26, 2023)

THE HEALING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152805	26-2862618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 W 50th Street, 2nd Floor, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

+1 866-241-0670-
(Registrant’s telephone number, including area code)

11th Floor, Ten Grand Street, Brooklyn, New York 11249

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On June 30, 2023, the Company agreed to sell to Althea DRF Lifesciences Limited (“Althea India”), a company registered with the Registrar of companies in India, 1,250,000 units of common membership interest (“Membership Interest”) in its indirectly wholly owned subsidiary, Chopra HLCO LLC, (the “Cash Units”), for an aggregate cash purchase price of $2,500,000, or $2.00 per unit. The closing of this sale of the Cash Units will take place no later than July 20, 2022.

Also on June 30, 2023, the Company entered into an agreement to sell to DRF Althea (UK) Limited, a company registered with the Registrar of companies in the United Kingdom and an affiliate of Althea India (“Althea UK” and together with Althea India, the “Althea Entities”), an additional (i) 600,000 units of Membership Interest in Chopra HLCO LLC (valued at $1,200,000, or $2.00 per unit) in exchange for the delivery to the Company of the intellectual property (“IP”) for two existing products developed by Althea UK and the future delivery of an additional three products currently in development by Althea UK (the “Unrestricted Development Units”) and (ii) an additional 525,000 units of Membership Interest in the Company (valued at $1,050,000, $2.00 per share) split into seven tranches of 75,000 units of the Membership Interest in the Company (each a “Tranche”), with such Tranches being issued in exchange for the future delivery to the Company by Althea UK of up to an additional seven to-be-developed IP products and with each single Tranche corresponding to one IP product to be delivered to the Company (the “Restricted Development Units” and together with the Unrestricted Development Units and the Cash Units, the “Securities”), all subject to the conditions specified in the related subscription agreements. The closing of the sale of the Unrestricted Development Units and the Restricted Development Units took place on June 30, 2023. The restricted Development Units are subject to a claw back under certain circumstances.

The Securities were sold to the Althea Entities as consideration for and in connection with the Company’s entering into a separate intellectual property purchase and development agreement (the “IP Agreement”) with Althea UK on June 30, 2023 relating to the delivery and development of the IP products referenced above.

Also on June 30, 2023, each of Althea India and Althea UK entered into a separate put option agreement with the Company pursuant to which the Company granted the right (the “Put Rights”) to the Althea Entities to sell their Securities, that is, the 1,250,000 Cash Units, the 600,000 Unrestricted Development Units and the 525,000 Restricted Development Units, to the Company in exchange for the issuance to Althea India and Althea UK of a like number of shares of common stock (the “Consideration Shares”) of the Company. The Company granted to the Althea Entities the right to exercise the Put Rights on an optional basis through December 31, 2024, at which time, if the Put Rights have not been exercised, they will be automatically exercised immediately before the end of the day on December 31, 2024 in accordance to the terms of the put option agreements.

The Althea Entities are entitled to certain pre-emption and co-sale rights and minority investor protections and the Chopra Securities and the Consideration Shares carry certain antidilution protections and piggyback registration rights. The Company also agreed to grant the Althea Entities the right to appoint one member to the Company’s board of directors, who shall be Aditya Burman, and the right to appoint one observer to the board of directors, Akil Than Khatri. These board rights shall be effective immediately and shall remain in place for so long as the Althea Entities own, in the aggregate, a minimum of 2,000,000 shares of the Company’s common stock.

2

The Cash Units, Unrestricted Development Units, Restricted Development Units and Consideration Shares are being offered and sold under the provisions of Regulation S promulgated under the Securities Act of 1933, as amended.

This summary description of the disclosed transactions does not purport to be complete and is qualified in its entirety by reference to the related agreements which are attached hereto as Exhibits 10.1 through 10.5 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Ameeth Sankaran

On May 26, 2026, the Board of Directors (the “Board”) of The Healing Company Inc. (the “Company”) elected Ameeth Sankaran to fill the open position on the Board created by the resignation of Poonacha Machaiah from the Board on May 2, 2023.

Since January 2017, Mr. Sankaran has served as Chief Executive Officer of Religion of Sports, an Emmy Award winning Media company co-founded by Tom Brady, Michael Strahan and Gotham Chopra, built on the thesis that sports are religion. The company produces content focused on a single narrative of ‘Why Sports Matter’ to explore themes such as, for example, greatness and human potential. Since 2017, Religion of Sports has produced content across media, from short-form video to audio to feature films and has won multiple awards including a Sports Emmy. Ameeth is an Executive Producer of Tom vs. Time, Greatness Code, Stephen vs. the Game, Man in the Arena, and the Crushed podcast among others. Mr. Sankaran also served as an advisor to 2M Companies LLC (“2M”), from 2017 to 2019 and was a Partner at 2M from 2013 to 2016. Prior to that, Ameeth was a Principal at The Boston Consulting Group where he worked from 2005 to 2013. Mr. Sankaran earned a Bachelor of Science degree in Mechanical Engineering from The University of Texas at Austin in 1999 and an MBA in Finance and Management from Columbia Business School in 2005. Ameeth has been engaged for more than 15 years as a strategy consultant and a private equity investor.

The Company entered into a Board of Directors Service Agreement (the “Service Agreement”) with Mr. Sankaran pursuant to which the Company has agreed to pay Mr. Sankaran an annual fee of $37,500 for serving on the Board, to be paid in 12 equal monthly installments, and to grant Mr. Sankaran a Restricted Stock Award consisting of, in the aggregate, one hundred and twenty-five thousand (125,000) shares of common stock of the Company. The Company will reimburse Mr. Sankaran for reasonable out-of-pocket expenses.

A copy of the Service Agreement is attached hereto as Exhibit10.6 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 6, 2023, the Company issued a press release announcing the uplisting of its common stock to the OTCQB Venture Market and other recent developments. A copy of the press release is attached to this report as Exhibit 99.1.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

3

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Subscription Agreement dated June 30, 2023 by and between Chopra HLCO LLC and Althea DRF Lifesciences Limited

10.2	Subscription Agreement dated June 30, 2023 by and between Chopra HLCO LLC and DRF Althea (UK) Limited

10.3	Put Option Agreement dated June 30, 2023 by and between The Healing Company Inc. and Althea DRF Lifesciences Limited

10.4	Put Option Agreement dated June 30, 2023 by and between The Healing Company Inc. and DRF Althea (UK) Limited

10.5	Intellectual Property Assignment Transfer Agreement dated June 30, 2023 by and between The Healing Company Inc. and DRF Althea (UK) Limited

10.6	Board of Directors Services Agreement with Ameeth Sakaran dated May 26, 2023

99.1	Press Release dated July 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HEALING COMPANY INC.

Date: July 7, 2023	By:	/s/ Simon Belsham
	Name:	Simon Belsham
	Title:	Chief Executive Officer

5